Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-34745, 33-76780, 333-00075, 333-71339, 333-07091,333-71335, 333-81949, 333-55962, and 333-121106 of Aleris International, Inc. of our report dated 2 June 2006 relating to the financial statements of the Fabricator Group of Corus Group plc, which appears in the Current Report on Form 8-K/A of Aleris International, Inc. dated 8 September 2006.

/s/ PricewaterhouseCoopers LLP
London, England
8 September 2006